Exhibit 23.3



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of First Cash, Inc. of our report dated October 22, 1996 relating to the consolidated financial statements of First Cash, Inc. and its subsidiaries as of July 31, 1996 and for each of the two years in the period ended July 31, 1996, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.







PRICE WATERHOUSE LLP
Fort Worth, Texas
December 4, 1997